EXHIBIT 23.1

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



As the independent registered public accountants, we hereby consent to the inclusion of our audit report dated March 26, 2008, relating to the financial statements of Amerigo Energy, Inc. in this form S-4. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2008 or performed any audit procedures subsequent to the date of our report.


/s/ Larry O'Donnell, CPA, P.C.
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Aurora, Colorado
March 2, 2009